CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cova Financial Life Insurance Company

We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (the Company) dated March 4, 1999, and on the financial statements of the sub-accounts of Cova Variable Annuity Account Five dated March 1, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 333-34817) of Cova Variable Annuity Account Five.

                                                  /S/ KPMG LLP
Chicago, Illinois
November 11, 1999